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                                                                     EXHIBIT 4.1


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         This Amendment No. 1 to Rights Agreement, dated as of January ___, 2001 (this "Amendment"), is by and between Dynamex Inc., a Delaware corporation (the "Company"), and ComputerShare Investor Services, LLC (formerly Harris Trust and Savings Bank) (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent have entered into a Rights Agreement (the "Rights Agreement"), dated as of July 5, 1996 (capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Rights Agreement; and

         WHEREAS, the Company desires to amend the Rights Agreement and, pursuant to Section 27 of the Rights Agreement, hereby directs the Rights Agent to join in this Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

         1. Section 1(a) of the Rights Agreement shall be amended hereinafter to read as follows:

                  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding, but shall not include (i) the Company,
         (ii) any Subsidiary of the Company and (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding such shares of Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition by the Company of its shares of Common Stock which, by reason of reducing the number of such shares of Common Stock outstanding, increases the number of shares of Common Stock Beneficially Owned by such Person to 15% or more of such shares of Common Stock then outstanding; provided, however, that if any Person, other than a Person excepted in the first sentence of this definition, shall become the Beneficial Owner of 15% or more of such outstanding shares of Common Stock by reason of any purchase by the Company of its shares of Common Stock and shall, after such purchase, become the Beneficial Owner of any additional such shares of Common Stock, then such Person shall be deemed to be an "Acquiring Person".

         2. Section 3(c) of the Rights Agreement shall be amended hereinafter to read as follows:

                  "(c) Certificates for shares of Common Stock of the Company which become outstanding (including, without limitation, shares of Common Stock referred to in the last sentence of this subsection (c) which shall be subsequently reissued) after the Record Date and prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date shall also be deemed to constitute certificates for the Rights, but shall


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         have impressed, printed or written thereon, or otherwise affixed thereto, a legend in substantially the following form:

                           This certificate also evidences and entitles the
                  holder hereof to certain Rights as set forth in the Rights Agreement, dated as of July 5, 1996 and as amended to date (the "Rights Agreement"), between Dynamex Inc. and ComputerShare Investor Services, LLC, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of Dynamex Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Dynamex Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances described in the Rights Agreement, Rights issued to or held by any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or any subsequent holder, may become null and void.

         Certificates containing the foregoing legend, until the Distribution Date or the earlier of the Redemption Date and the Final Expiration Date, shall also be deemed to constitute certificates for the Rights associated with the shares of Common Stock represented by such certificates, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby. In the event that the Company shall purchase or acquire any of its shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock which are no longer outstanding."

         3. Section 21 of the Rights Agreement shall be amended hereinafter to read as follows:

                  "SECTION 21. CHANGE OF THE RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' prior notice mailed to the Company. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' prior notice mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, postage prepaid, and to each registered holder of the Rights Certificates by first-class mail, postage prepaid. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor Rights Agent. If the Company shall fail to make such appointment within 30 days after giving notice of such removal or after receiving notice of such resignation or incapacity either from the resigning or incapacitated Rights


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         Agent or from the registered holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the Rights Agent or the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation or trust company (or similar form of entity under the laws of any state of the United States or a foreign jurisdiction) authorized to conduct business under the laws of the United States or any state of the United States, which is authorized under such laws to exercise corporate trust, fiduciary or stockholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000 or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence. After its appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail notice thereof to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of any successor Rights Agent."

         4. Except as provided above, the Rights Agreement shall continue unmodified and in full force and effect.

         5. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         6. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                         [signatures on following page]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be affixed and attested, all as of the day and year first above written.

                                            DYNAMEX INC.


                                            By:   /s/  Richard K. McClelland
                                                  ------------------------------
(Corporate Seal)                            Name: Richard K. McClelland
                                                  President

Attest:

By:    /s/  Jeffrey N. MacDowell
       ------------------------------
Name:  Jeffrey N. MacDowell
Title: VP-Finance and Asst. Secretary


                                            COMPUTERSHARE INVESTOR SERVICES, LLC
                                            AS RIGHTS AGENT


                                            By:   /s/  Rozlynn R. Orr
                                                  ------------------------------
(Corporate Seal)                            Name: Rozlynn R. Orr
                                                  Relationship Manager

Attest:

By:    /s/ Mark Asbury
       ------------------------------
Name:  Mark Asbury
Title: Vice President


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